UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 1, 2022

STANDARD MOTOR PRODUCTS, INC.
(Exact Name of Registrant as Specified in its Charter)

New York	001-04743	11-1362020
(State or Other	(Commission File Number)	(I.R.S. Employee
Jurisdiction of Incorporation)		Identification Number)

37-18 Northern Boulevard, Long Island City, New York 11101
(Address of Principal Executive Offices, including Zip Code)

Registrant’s Telephone Number, including Area Code:  718-392-0200

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $2.00 per share	SMP	New York Stock Exchange LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On June 1, 2022, Standard Motor Products, Inc. (the “Company”) entered into a Credit Agreement with JPMorgan Chase Bank, N.A., as administrative agent, and the lenders named therein (the “Credit Agreement”).  The Credit Agreement provides for a $500 million credit facility comprised of a $100 million term loan facility (the “term loan”) and a $400 million multi-currency revolving credit facility available in U.S. Dollars, Euros, Sterling, Swiss Francs, Canadian Dollars and other currencies as agreed to by the administrative agent and the lenders (the “revolving facility”).  The Credit Agreement replaces and refinances the existing Credit Agreement, dated as of October 28, 2015, among the Company, SMP Motor Products Ltd. and Trumpet Holdings, Inc., as borrowers, JPMorgan Chase Bank, N.A., as administrative agent and lender, and the other lenders named therein (the “2015 Credit Agreement”).

Borrowings under the Credit Agreement will be used to repay all outstanding borrowings under the existing 2015 Credit Agreement, and pay certain fees and expenses incurred in connection with the Credit Agreement and for other general corporate purposes of the Company and its subsidiaries.  The term loan amortizes in quarterly installments of 1.25% in each of the first four years, and quarterly installments of 2.5% in the fifth year of the Credit Agreement.  The revolving facility has a $25 million sub-limit for the issuance of letters of credit and a $25 million sub-limit for the borrowing of swingline loans.  The maturity date is June 1, 2027.  The Company may request up to two one-year extensions of the maturity date.

The Company may, upon the agreement of one or more then existing lenders or of additional financial institutions not currently party to the Credit Agreement, increase the revolving facility commitments or obtain incremental term loans by an aggregate amount not to exceed (x) the greater of (i) $168 million and (ii) 100% of consolidated EBITDA for the four fiscal quarters ended most recently before such date, plus (y) the amount of any voluntary prepayment of term loans, plus (z) an unlimited amount so long as, immediately after giving effect thereto, the pro forma First Lien Net Leverage Ratio (as defined in the Credit Agreement) does not exceed 2.5 to 1.0.

Borrowings in U.S. Dollars bear interest, at the Company’s election, at a rate per annum equal to Term SOFR plus 0.10% plus an applicable margin, or an alternate base rate plus an applicable margin, where the alternate base rate is the greater of the prime rate, the federal funds effective rate plus 0.50%, and one-month Term SOFR plus 0.10% plus 1.00%.  Borrowings in alternative currencies bear interest at certain alternative currency floating rates, plus, in each case, an applicable margin.  The applicable margin for term benchmark borrowings ranges from 1.0% to 2.0%, and the applicable margin for alternate base rate borrowings ranges from 0% to 1.0%, in each case, based on the total net leverage ratio of the Company and its restricted subsidiaries.  The Company may select interest periods of one, three or six months for Term SOFR borrowings and certain alternative currency rate borrowings.  Interest is payable at the end of the selected interest period, but no less frequently than quarterly.

The Company will also pay to the lenders under the revolving facility a commitment fee on the daily actual excess of each lender’s commitment over its outstanding credit exposure under the revolving facility. Such commitment fee will range between 0.15% and 0.25 % per annum, and is also based on the total net leverage ratio of the Company and its restricted subsidiaries.  The Company may prepay the revolving loans and terminate the revolving loan commitments, in whole or in part, at any time without premium or penalty, subject to certain conditions.

The Company’s obligations under the Credit Agreement are guaranteed by its material domestic subsidiaries (each, a “Guarantor”), and the obligations of the Company and any Guarantors are secured by a first priority perfected security interest in substantially all of the existing and future personal property of the Company and each Guarantor, subject to certain exceptions. The collateral security described above also secures certain banking services obligations and interest rate swaps and currency or other hedging obligations of the Company owing to any of the then existing lenders or any affiliates thereof.  Concurrently with the Company’s entry into the Credit Agreement, the Company also entered into an interest rate swap agreement with Wells Fargo Bank, N.A., Co-Syndication Agent and lender under the Credit Agreement, on $100 million of borrowings under the Credit Agreement to manage exposure to interest rate changes.

The Credit Agreement contains customary covenants limiting, among other things, the incurrence of additional indebtedness, the creation of liens, mergers, consolidations, liquidations and dissolutions, sales of assets, dividends and other payments in respect of equity interests, acquisitions, investments, loans and guarantees, subject, in each case, to customary exceptions, thresholds and baskets.  The Credit Agreement also contains customary events of default.

The Administrative Agent and other parties to the Credit Agreement have provided in the past, and may provide in the future, certain commercial banking, financial advisory, investment banking and other services for the Company and its affiliates in the ordinary course of their business, for which they have received and may continue to receive customary compensation and expense reimbursement.

On June 2, 2022, the Company issued a press release announcing its entry into the Credit Agreement.  A copy of that press release is attached as Exhibit 99.1 hereto.

The description of the Credit Agreement set forth above is qualified in its entirety by reference to the Credit Agreement filed as Exhibit 10.1 hereto and incorporated herein by reference.

Item 1.02.	Termination of a Material Definitive Agreement.

On June 1, 2022, concurrently with the Company’s entry into the Credit Agreement described in Item 1.01 above, the Company terminated the existing 2015 Credit Agreement, which provided for a $300 million revolving credit facility.  The information set forth in Item 1.01 above is incorporated by reference into this Item 1.02.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 above is incorporated by reference into this Item 2.03.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

10.1
Credit Agreement, dated as of June 1, 2022, among Standard Motor Products, Inc., as Borrower, JPMorgan Chase Bank, N.A., as Administrative Agent, Bank of America, N.A. and Wells Fargo Bank, National Association, as Co-Syndication Agents, J.P. Morgan Securities LLC, as Sustainability Structuring Agent, JPMorgan Chase Bank, N.A., as Sole Bookrunner, JPMorgan Chase Bank, N.A., BofA Securities, Inc. and Wells Fargo Securities, LLC, as Joint Lead Arrangers, and the lenders named therein.

99.1	Press release dated June 2, 2022 announcing a new credit facility.

104	Cover Page Interactive Data File--the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STANDARD MOTOR PRODUCTS, INC.

	By:	/s/ Nathan R. Iles
Nathan R. Iles
Chief Financial Officer

Date: June 2, 2022

Exhibit Index

Exhibit No.	Description

10.1
Credit Agreement, dated as of June 1, 2022, among Standard Motor Products, Inc., as Borrower, JPMorgan Chase Bank, N.A., as Administrative Agent, Bank of America, N.A. and Wells Fargo Bank, National Association, as Co-Syndication Agents, J.P. Morgan Securities LLC, as Sustainability Structuring Agent, JPMorgan Chase Bank, N.A., as Sole Bookrunner, JPMorgan Chase Bank, N.A., BofA Securities, Inc. and Wells Fargo Securities, LLC, as Joint Lead Arrangers, and the lenders named therein.

99.1	Press release dated June 2, 2022 announcing a new credit facility.

104	Cover Page Interactive Data File--the cover page XBRL tags are embedded within the Inline XBRL document.